UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	001-34861	86-3765910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 East 59th Str. 22nd Floor

New York, New York 10022

(Address of principal executive offices) (zip code)

646-202-2897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K reports the execution of a Bill of Sale between Sentient Brands Holdings Inc., a subsidiary of Aqua Emergency, Inc. (Nevada), and Aqua Emergency, Inc. (Florida).

Item 1.01 Entry Into A Material Definitive Agreement

On September 30, 2025, Aqua Emergency, Inc. (Nevada), a 51%-owned subsidiary of Sentient Brands Holdings Inc. (the “Company”), entered into a Bill of Sale with Aqua Emergency, Inc. (Florida) (the “Seller”), pursuant to which the Seller transferred substantially all of its operating assets to Aqua Emergency, Inc. (Nevada).

The transferred assets include:

●	All machinery and equipment;

●	All componentry and raw materials;

●	All finished goods and inventory;

●	All accounts receivable as of the date of the Bill of Sale;

●	Licenses, and prepaid assets, including prepaid insurance, royalty fees, and prepaid production.

The aggregate value of the assets transferred was $1,905,272.28, as set forth in Appendix 1 of the Bill of Sale. Consideration was paid in the form of Acquisition Credits issued under the June 3, 2025 Share Exchange Agreement between Sentient Brands Holdings Inc. and Aqua Emergency, Inc. (FL). These Acquisition Credits represent deferred and contingent rights to economic benefits from the Company’s future use and commercialization of the acquired assets.

The Seller warranted good and marketable title to the assets free of liens and encumbrances, and the Buyer agreed to operate a business substantially similar to that previously conducted by the Seller. The Bill of Sale is governed by Florida law and executed in connection with, and subject to, the terms of the June 3, 2025 Share Exchange Agreement.

The foregoing description of the Bill of Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Bill of Sale, a copy of which is filed herewith as Exhibit 10.19 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 30, 2025, Aqua Emergency, Inc. (Nevada), a 51%-owned subsidiary of Sentient Brands Holdings Inc., completed the acquisition of substantially all of the operating assets of Aqua Emergency, Inc. (Florida). The assets acquired consist of machinery, equipment, raw materials, finished goods, accounts receivable, licenses, and prepaid assets.

The aggregate consideration for the acquisition was $1,905,272.28, settled in the form of Acquisition Credits issued pursuant to the June 3, 2025, Share Exchange Agreement between Sentient Brands Holdings Inc. and Aqua Emergency, Inc. (FL).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. These statements involve risks and uncertainties and are based on current expectations, estimates, and projections about the Company’s business and industry, management’s beliefs, and certain assumptions made by management. Forward-looking statements are not guarantees of future performance, and actual results may differ materially. Factors that could cause or contribute to such differences include, without limitation, risks associated with the integration of acquired assets, market acceptance of products, supply chain challenges, and general business conditions. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect future events or circumstances.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.19	Bill of Sale dated September 30, 2025, by and among Sentient Brands Holdings Inc., Aqua Emergency, Inc. (Nevada), and Aqua Emergency, Inc. (Florida)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIENT BRANDS HOLDINGS INC.

Date: October 02, 2025	By:	/s/ George Furlan
George Furlan
Chief Executive Officer